Exhibit 99.1

First Bancshares, Inc. Reports Results for Fourth Quarter ended December 31, 2021; Increases Quarterly Dividend 6%

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 25, 2022--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today net income available to common shareholders for the quarter ended December 31, 2021.

Highlights:

  On December 3, 2021, the Company closed its acquisition of seven branches from Cadence Bank (“Cadence”) which included $40.5 million in loans and $410.2 million in deposits. The Company recorded a bargain purchase gain of $1.3 million related to this acquisition.
  Average loans, excluding Paycheck Protection Program (”PPP”) loans and acquired Cadence loans, increased $17.9 million, or 0.63%, as compared to the quarter ended September 30, 2021, or 2.5% on an annualized basis.
  Net income available to common shareholders totaled $15.8 million for the quarter ended December 31, 2021, representing a decrease of $0.3 million, or 2.1%, compared to $16.1 million for the quarter ended September 30, 2021. During the quarter, various one-time items contributed to the decrease.
  Net interest income, excluding accretion income and PPP fee income increased $0.2 million, or 0.45%, when comparing quarter end December 31, 2021 to quarter end September 30, 2021.
  In year-over-year comparison, net income available to common shareholders increased $11.7 million, or 22.2%, from $52.5 million for the year ended December 31, 2020 to $64.2 million for the year ended December 31, 2021.
  In year-over-year comparison, net interest income, excluding accretion income and PPP fee income increased $2.7 million, or 1.8%.
  Provision for credit losses totaled a negative $1.1 million for the quarter as compared to $0 for the sequential quarter comparison and $3.5 million for the fourth quarter of 2020.
  On December 14, 2021 the U.S. Department of Treasury informed the Company of their eligibility to receive $175 million of non-dilutive Tier 1 perpetual preferred capital under the Emergency Capital Investment Program.
  Subsequent to quarter end, the Company converted from a national banking association to a Mississippi state-charted bank and a member bank of the Federal Reserve System.
  For information related to the effects of COVID-19, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company’s website: www.thefirstbank.com.
  During the first quarter of 2021, the Company adopted the Current Expected Credit Losses (“CECL”) methodology for estimating credit losses, effective January 1, 2021.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “2021 was a very special year for our Company in which we celebrated our 25th anniversary and achieved a number of significant milestones. We produced another record year of performance with net income available to common shareholders increasing 22.2% to $64.2 million.

In December, we closed on our branch acquisition from Cadence which provided approximately $400 million in deposits and 7 branches in the Starkville, Mississippi area. The closing of this transaction along with organic growth pushed our total assets to over $6 billion making us the 5th largest bank headquartered in Mississippi.

In addition to record financial performance, we also completed several strategic initiatives to help support continued growth of our franchise in terms of software platforms, processes and procedures and converting our charter from a national bank to a State Chartered, Federal Reserve member bank. We were notified in the 4th quarter by the U.S. Treasury that our Company was eligible to receive $175 million under the ECIP program to further our mission as a CDFI.

2021 was a great year for our Company and we feel well positioned to continue our strategic plan of building a high performing community bank across the South.”

Quarterly Earnings

Net income available to common shareholders totaled $15.8 million for the quarter ended December 31, 2021, a decrease of $0.3 million, or 2.1%, compared to $16.1 million for the quarter ended September 30, 2021. The Company recognized $0.1 million less in PPP loan fee income during the fourth quarter 2021 as compared to the third quarter 2021 and recorded $0.3 million less in accretion of purchase accounting adjustments.

Pre-tax, Pre-provision Operating Earnings

Pre-tax, pre-provision Operating earnings decreased $1.7 million for the quarter ended December 31, 2021 as compared to the quarter ended September 30, 2021. One-time charges in salaries and employee benefits related to restricted stock expense, incentive accruals and sold vacation accounted for $1.1 million and charges related to professional services accounted for $0.3 million.

Net income available to common shareholders totaled $15.8 million for the quarter ended December 31, 2021, an increase of $0.5 million, or 3.0%, compared to $15.3 million for the quarter ended December 31, 2020.

The Company recorded a negative provision for credit losses of $1.1 million for the quarter ended December 31, 2021 and $0 for the quarter ended September 30, 2021, a decrease of $4.6 million, or $3.5 million net of tax, as compared to the fourth quarter of 2020.

Earnings Per Share

For the fourth quarter of 2021, fully diluted earnings per share were $0.75 compared to $0.76 for the third quarter of 2021 and $0.72 for the fourth quarter of 2020.

Diluted earnings per share operating (non-GAAP) increased $0.11 from $0.65 for fourth quarter of 2020 to $0.76 for fourth quarter of 2021 due to the increase in operating net earnings available to shareholders (non-GAAP) of $2.2 million for the same period.

Fully diluted earnings per share include the purchase by the Company of 165,623 shares during the first quarter of 2021 and 289,302 shares during the fourth quarter of 2020.

Balance Sheet

Consolidated assets increased $565.5 million to $6.077 billion at December 31, 2021 from $5.512 billion at September 30, 2021. The Cadence branch acquisition contributed $400 million to the increase.

PPP loans at December 31, 2021 were $41.1 million, a decrease of $46.0 million from September 30, 2021, due to loan forgiveness under the PPP program.

Total average loans were $2.957 billion for the quarter ended December 31, 2021, as compared to $2.984 billion for the quarter ended September 30, 2021, and $3.154 billion for the quarter ended December 31, 2020, representing a decrease of $27.1 million, or 0.9%, for the sequential quarter comparison, and a decrease of $196.9 million, or 6.2%, for the prior year quarterly comparison. PPP loans averaged $55.8 million for the quarter ended December 31, 2021, $112.3 million for the quarter ended September 30, 2021, and $250.5 million for the quarter ended December 31, 2020. The acquired Cadence branch loan portfolio averaged $11.5 million for the quarter ended December 31, 2021.

Excluding the PPP and acquired Cadence loans, average loans increased $17.9 million, or 0.63% as compared to the quarter ended September 30, 2021.

Total average deposits were $4.815 billion for the quarter ended December 31, 2021, as compared to $4.666 billion for the quarter ended September 30, 2021, and $4.195 billion for the quarter ended December 31, 2020, representing an increase of $149.0 million, or 3.2%, for the sequential quarter comparison, and an increase of $619.5 million, or 14.8%, for the prior year quarterly comparison. The acquired Cadence branch deposit portfolio averaged $114.2 million for the quarter ended December 31, 2021.

Average deposits increased $149.0 million, or 3.2% as compared to the quarter ended September 30, 2021 of which $114.2 million was attributable to the acquired Cadence deposit portfolio.

The Company implemented Deposit Reclassification at the beginning of 2020. This program reclassifies noninterest bearing deposits and NOW deposit balances to money market accounts. This program reduces our reserve balance required at the Federal Reserve Bank of Atlanta which provides additional funds for liquidity and lending. At December 31, 2021, $794.3 million in noninterest deposit balances and $1.032 billion in NOW deposit accounts were reclassified as money market accounts.

Asset Quality

Nonperforming assets totaled $30.6 million at December 31, 2021, an increase of $2.6 million compared to $28.0 million at September 30, 2021 and a decrease of $11.6 million compared to $42.3 million at December 31, 2020. Nonaccrual loans increased $3.0 million as compared to September 30, 2021 and decreased $5.8 million as compared to December 31, 2020.

The ratio of the allowance for credit losses (ACL) to total loans was 1.04% at December 31, 2021 and 1.09% at September 30, 2021. The ratio of allowance for loan losses to total loans under the incurred loss model was 1.15% at December 31, 2020. The ratio of annualized net charge-offs (recoveries) to total loans was 0.03% for the quarter ended December 31, 2021 compared to 0.005% for the quarter ended September 30, 2021 and 0.25% for the quarter ended December 31, 2020.

Effective January 1, 2021, the Company adopted the CECL methodology for estimating credit losses. This adoption resulted in a net $0.4 million increase to the ACL and an unfunded commitment reserve of $0.7 million.

Fourth Quarter 2021 vs. Fourth Quarter 2020 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2021 totaled $15.8 million compared to $15.3 million for the fourth quarter of 2020, an increase of $0.5 million or 3.0%. Provision for credit losses totaled a negative $1.1 million for the quarter ended December 31, 2021, a decrease of $4.6 million, or $3.5 million net of tax, as compared to $3.5 million for the fourth quarter of 2020.

Net interest income for the fourth quarter of 2021 was $39.8 million, an increase of $0.3 million or 0.7% when compared to the fourth quarter of 2020. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $40.4 million and $40.1 million for the fourth quarter of 2021 and 2020, respectively. Purchase accounting adjustments decreased $0.8 million for the fourth quarter comparisons. Fourth quarter of 2021 FTE net interest margin (non-GAAP) was 3.14% which included 7 basis points related to purchase accounting adjustments compared to 3.51% for the same quarter in 2020, which included 16 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 28 basis points in prior year quarterly comparison.

Non-interest income decreased $1.3 million for the fourth quarter of 2021 as compared to the fourth quarter of 2020. This decrease is attributed to a decrease in mortgage income of $1.7 million.

Fourth quarter 2021 non-interest expense was $30.8 million, an increase of $2.9 million, or 10.4% as compared to the fourth quarter of 2020. Charges related to the acquisition of the Cadence branches and charter conversion accounted for $1.6 million. Charges related to the ongoing operations of the Cadence branches totaled $0.2 million for the fourth quarter of 2021.

Investment securities totaled $1.774 billion, or 29.2% of total assets at December 31, 2021, compared to $1.050 billion, or 20.4% of total assets at December 31, 2020. For the fourth quarter of 2021 compared to the fourth quarter of 2020, the average balance of investment securities increased $543.6 million. The average tax equivalent yield on investment securities (non-GAAP) decreased 48 basis points to 1.97% from 2.45% in the prior year quarterly comparison. The investment portfolio had a net unrealized gain of $10.7 million at December 31, 2021 as compared to a net unrealized gain of $34.6 million at December 31, 2020.

The FTE average yield on all earning assets (non-GAAP) decreased 58 basis points in prior year quarterly comparison, from 4.04% for the fourth quarter of 2020 to 3.46% for the fourth quarter of 2021. Interest expense on average interest bearing liabilities decreased 23 basis points from 0.58% for the fourth quarter of 2020 to 0.35% for the fourth quarter of 2021. Cost of all deposits averaged 19 basis points for the fourth quarter of 2021 compared to 39 basis points for the fourth quarter of 2020.

Fourth Quarter 2021 vs Third Quarter 2021 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2021 decreased $0.3 million to $15.8 million compared to $16.1 million for the third quarter of 2021.

Net interest income for the fourth quarter of 2021 was $39.8 million as compared to $40.0 million for the third quarter of 2021, a decrease of $0.3 million which is attributed to a decrease in accretion of purchase accounting adjustments. FTE net interest income (non-GAAP) decreased $0.3 million to $40.4 million from $40.7 million in sequential-quarter comparison. Fourth quarter 2021 FTE net interest margin (non-GAAP) of 3.14% included 7 basis points related to purchase accounting adjustments compared to 3.25% for the third quarter in 2021, which included 10 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 8 basis points in sequential quarter comparison primarily due to the excess liquidity associated with the Cadence branch acquisition late in the 4th quarter of 2021.

Investment securities totaled $1.774 billion, or 29.2% of total assets at December 31, 2021, compared to $1.485 billion, or 27.0% of total assets at September 30, 2021. The average balance of investment securities increased $200.4 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 25 basis points to 1.97% from 2.22% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $10.7 million at December 31, 2021 as compared to a net unrealized gain of $18.2 million at September 30, 2021.

The FTE average yield on all earning assets (non-GAAP) decreased in sequential-quarter comparison from 3.60% to 3.46%. Interest expense on average interest bearing liabilities decreased 4 basis points from 0.39% for the third quarter of 2021 to 0.35% for the fourth quarter of 2021. Cost of all deposits averaged 19 basis points for the fourth quarter of 2021 compared to 22 basis points for the third quarter of 2021.

Non-interest income remained flat in sequential-quarter comparison.

Non-interest expense for the fourth quarter of 2021 was $30.8 million compared to $29.1 million for the third quarter of 2021, an increase of $1.7 million, largely attributed to the $1.6 million in acquisition charges and charter conversion expenses.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $11.7 million, or 22.2%, from $52.5 million for the year ended December 31, 2020 to $64.2 million for the year ended December 31, 2021. The change in provision expense in the year over year comparison accounted for $19.6 million, net of tax of the change.

The Company recorded bargain purchase and sale of land gains of $8.3 million, net of tax, along with a provision expense of $18.8 million, net of tax, during the year end December 31, 2020.

The Company recorded bargain purchase gain and loss on sale of land of $0.7 million, net of tax, along with a negative provision expense of $0.8 million, net of tax, during the year end December 31, 2021.

Net interest income increased $4.4 million in the year-over-year comparison, primarily due to interest income earned on a higher volume of securities and a reduction in interest expense due to changes in rates.

Non-interest income increased $2.3 million in the year-over-year comparison excluding the gains and grants detailed in the following tables. Interchange fee income increased $2.1 million in the year-over-year comparison.

Non-interest expense was $114.6 million for the year ended December 31, 2021 an increase of $8.2 million as compared to the same period ended December 31, 2020. An increase of $4.6 million in salaries and employee benefits and an increase of $1.7 million in occupancy expense contributed to the increase.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.17, a 6% increase over previous quarter, per share to be paid on its common stock on February 25, 2022 to shareholders of record as of the close of business on February 10, 2022.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating efficiency ratio, pre-tax, pre-provision operating earnings, diluted operating earnings per common share, operating net earnings available to shareholders, fully tax equivalent net interest income, fully tax equivalent net interest margin, core net interest margin, average tax equivalent yield on investment securities, fully tax equivalent average yield on all earning assets, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19 and related variants; (5) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (10) the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) potential increases in the provision for loan losses resulting from the COVID-19 pandemic and related variants; and (12) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Statements about the potential effects of the COVID-19 pandemic and related variants on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/21	Quarter Ended 9/30/21	Quarter Ended 6/30/21	Quarter Ended 3/31/21	Quarter Ended 12/31/20
Total Interest Income	$ 43,885	$ 44,435	$ 43,238	$ 45,187	$ 45,613
Total Interest Expense	4,128	4,407	5,188	5,958	6,147
Net Interest Income	39,757	40,028	38,050	39,229	39,466
FTE net interest income*	40,425	40,673	38,696	39,884	40,119
Provision for credit losses**	(1,104)	-	-	-	3,523
Non-interest income	9,593	9,586	8,822	9,472	10,928
Non-interest expense	30,789	29,053	27,452	27,264	27,897
Earnings before income taxes	19,665	20,561	19,420	21,437	18,974
Income tax expense	3,874	4,429	3,820	4,793	3,639
Net income available to common shareholders	$ 15,791	$ 16,132	$ 15,600	$ 16,644	$ 15,335

PER COMMON SHARE DATA
Basic earnings per share	$ 0.75	$ 0.77	$ 0.74	$ 0.79	$ 0.72
Diluted earnings per share	0.75	0.76	0.74	0.79	0.72
Diluted earnings per share, operating*	0.76	0.76	0.74	0.79	0.65
Quarterly dividends per share	.16	.15	.14	.13	.12
Book value per common share at end of period	32.17	31.81	31.40	30.64	30.54
Tangible book value per common share at period end*	23.31	23.03	22.57	21.76	21.65
Market price at end of period	38.62	38.78	37.43	36.61	30.88
Shares outstanding at period end	21,019,037	21,019,897	21,020,723	21,018,744	21,115,009
Weighted average shares outstanding:
Basic	21,020,768	21,020,128	21,018,772	21,009,088	21,308,838
Diluted	21,175,323	21,211,716	21,207,660	21,200,558	21,421,367

AVERAGE BALANCE SHEET DATA
Total assets	$5,664,336	$5,504,107	$5,458,531	$5,337,264	$5,136,136
Loans and leases	2,956,657	2,983,771	3,042,785	3,097,145	3,153,543
Total deposits	4,814,945	4,665,914	4,629,176	4,410,288	4,195,492
Total common equity	672,121	664,594	647,850	644,923	640,828
Total tangible common equity*	500,639	479,540	461,743	457,775	451,011

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.12%	1.17%	1.14%	1.25%	1.19%
Annualized return on avg assets, operating*	1.13%	1.17%	1.14%	1.25%	1.08%
Annualized pre-tax, pre-provision, operating*	1.33%	1.49%	1.42%	1.61%	1.62%
Annualized return on avg common equity, operating*	9.53%	9.70%	9.63%	10.32%	8.63%
Annualized return on avg tangible common equity, oper*	12.80%	13.44%	13.51%	14.54%	12.27%
Average loans to average deposits	61.41%	63.95%	65.73%	70.23%	75.17%
FTE Net Interest Margin*	3.14%	3.25%	3.14%	3.34%	3.51%
Efficiency Ratio	61.56%	57.81%	57.77%	55.24%	54.65%
Efficiency Ratio, operating*	59.91%	56.62%	57.77%	55.24%	56.54%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans**	1.04%	1.09%	1.07%	1.07%	1.15%
Nonperforming assets to tangible equity + ACL	5.88%	5.43%	7.30%	7.52%	8.57%
Nonperforming assets to total loans + OREO	1.03%	0.95%	1.22%	1.20%	1.35%
Annualized QTD net charge-offs (recoveries) to total loans	0.03%	0.005%	0.03%	0.47%	0.25%
**Beginning January 1, 2021, calculation is based on CECL methodology. Prior to January 1, 2021 calculation was based upon incurred loss methodology

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Assets
Cash and cash equivalents	$ 919,713	$ 657,296	$ 762,486	$ 813,257	$ 562,554
Securities available-for-sale	1,751,832	1,463,255	1,280,761	1,135,189	1,022,182
Other investments	22,226	22,225	22,225	22,137	27,475
Total investment securities	1,774,058	1,485,480	1,302,986	1,157,326	1,049,657
Loans held for sale	7,678	8,540	6,000	15,119	21,432
Total loans	2,959,553	2,960,919	3,036,732	3,055,093	3,123,678
Allowance for credit losses	(30,742)	(32,418)	(32,457)	(32,663)	(35,820)
Loans, net	2,928,811	2,928,501	3,004,275	3,022,430	3,087,858
Premises and equipment	132,448	123,594	120,667	121,934	123,450
Other Real Estate Owned	2,565	2,580	3,529	5,769	5,802
Goodwill and other intangibles	186,171	184,545	185,597	186,648	187,700
Other assets	125,970	121,348	124,193	120,315	114,307
Total assets	$6,077,414	$5,511,884	$5,509,733	$5,442,798	$5,152,760

Liabilities and Shareholders’ Equity
Non-interest bearing deposits^	$ 756,118	$ 596,126	$ 682,014	$ 632,485	$ 571,079
Interest-bearing deposits	4,470,666	4,076,415	3,991,898	3,987,812	3,644,201
Total deposits	5,226,784	4,672,541	4,673,912	4,620,297	4,215,280
Borrowings	-	-	-	4,466	114,647
Subordinated debentures	144,726	144,650	144,611	144,572	144,592
Other liabilities	29,732	26,010	31,158	29,514	33,426
Total liabilities	5,401,242	4,843,201	4,849,681	4,798,849	4,507,945
Total shareholders’ equity	676,172	668,683	660,052	643,949	644,815
Total liabilities and shareholders’ equity	$6,077,414	$5,511,884	$5,509,733	$5,442,798	$5,152,760
^Reclassified $794,263 to interest-bearing deposits for Dec 31, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Interest Income:
Loans, including fees	$ 36,035	$ 36,374	$ 36,283	$ 38,587	$ 38,472
Investment securities	7,032	6,938	5,925	5,526	5,606
Accretion of purchase accounting adjustments	800	1,106	992	1,026	1,494
Other interest income	18	17	38	48	41
Total interest income	43,885	44,435	43,238	45,187	45,613
Interest Expense:
Deposits	2,371	2,649	3,375	3,910	4,262
Borrowings	-	-	52	288	260
Subordinated debentures	1,818	1,819	1,821	1,821	1,823
Accretion of purchase accounting adjustments	(61)	(61)	(60)	(61)	(198)
Total interest expense	4,128	4,407	5,188	5,958	6,147
Net interest income	39,757	40,028	38,050	39,229	39,466
Provision for credit losses	(1,104)	-	-	-	3,523
Net interest income after provision for credit losses	40,861	40,028	38,050	39,229	35,943

Non-interest Income:
Service charges on deposit accounts	1,901	1,846	1,756	1,761	1,925
Mortgage Income	1,556	1,732	2,372	3,162	3,270
Interchange Fee Income	3,029	2,744	3,145	2,644	2,562
Gain on securities, net	36	11	77	20	3
Financial Assistance Award/Bank Enterprise Award/RRP Grant	-	1,826	-	-	968
Bargain Purchase Gain and (Loss) on Sale of Land	1,300	(397)	-	-	812
Other charges and fees	1,771	1,824	1,472	1,885	1,388
Total non-interest income	9,593	9,586	8,822	9,472	10,928

Non-interest expense:
Salaries and employee benefits	17,519	16,246	16,036	16,054	16,642
Occupancy expense	3,948	3,922	3,813	3,879	3,890
FDIC/OCC premiums	550	532	499	494	520
Marketing	113	78	39	160	71
Amortization of core deposit intangibles	982	1,052	1,052	1,052	1,052
Other professional services	1,282	934	1,049	934	764
Acquisition and charter conversion charges	1,602	5	-	-	41
Other non-interest expense	4,793	6,284	4,964	4,691	4,917
Total Non-interest expense	30,789	29,053	27,452	27,264	27,897
Earnings before income taxes	19,665	20,561	19,420	21,437	18,974
Income tax expense	3,874	4,429	3,820	4,793	3,639
Net income available to common shareholders	$ 15,791	$ 16,132	$ 15,600	$ 16,644	$ 15,335

Diluted earnings per common share	$ 0.75	$ 0.76	$ 0.74	$ 0.79	$ 0.72
Diluted earnings per common share, operating*	$ 0.76	$ 0.76	$ 0.74	$ 0.79	$ 0.65
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2021	2020
Interest Income:
Loans, including fees	$ 147,279	$ 151,290
Investment securities	25,420	21,406
Accretion of purchase accounting adjustments	3,924	6,273
Other interest income	122	379
Total interest income	176,745	179,348
Interest Expense:
Deposits	12,304	21,373
Borrowings	340	1,666
Subordinated debentures	7,279	5,390
Amortization of purchase accounting adjustments	(242)	(1,765)
Total interest expense	19,681	26,664
Net interest income	157,064	152,684
Provision for credit losses	(1,104)	25,151
Net interest income after provision for credit losses	158,168	127,533

Non-interest Income:
Service charges on deposit accounts	7,264	7,216
Mortgage Income	8,823	10,446
Interchange Fee Income	11,562	9,433
Gain (loss) on securities, net	143	281
Financial Assistance Award/Bank Enterprise Award/RRP Grant	1,826	968
Bargain Purchase Gain and Gain/(loss) on Sale of Land	903	8,455
Other charges and fees	6,952	5,077
Total non-interest income	37,473	41,876

Non-interest expense:
Salaries and employee benefits	65,856	61,230
Occupancy expense	15,562	13,833
FDIC/OCC premiums	2,074	1,351
Marketing	391	333
Amortization of core deposit intangibles	4,137	4,093
Other professional services	4,198	3,613
Acquisition & charter conversion charges	1,607	3,315
Other non-interest expense	20,734	18,573
Total Non-interest expense	114,559	106,341
Earnings before income taxes	81,082	63,068
Income tax expense	16,915	10,563
Net income available to common shareholders	$ 64,167	$ 52,505

Diluted earnings per common share	$ 3.03	$ 2.52
Diluted earnings per common share, operating*	$ 3.04	$ 2.21
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Dec 31, 2021	Percent of Total	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Percent of Total
Commercial, financial and agricultural	$ 375,379	12.6%	$ 426,342	$ 485,134	$ 532,122	$ 561,342	17.8%
Real estate – construction	364,075	12.3%	361,732	341,864	304,457	301,283	9.6%
Real estate – commercial	1,242,529	41.8%	1,206,267	1,215,103	1,217,505	1,214,602	38.6%
Real estate – residential	916,179	30.9%	910,618	935,827	944,032	987,313	31.4%
Lease Financing Receivable	2,556	0.1%	2,889	3,291	3,382	2,733	0.1%
Obligations of States & subdivisions	16,765	0.6%	15,790	16,489	14,996	15,369	0.5%
Consumer	42,070	1.4%	37,281	39,024	38,599	41,036	1.3%
Loans held for sale	7,678	0.3%	8,540	6,000	15,119	21,432	0.7%
Total loans	$2,967,231	100%	$2,969,459	$3,042,732	$3,070,212	$3,145,110	100%

COMPOSITION OF DEPOSITS	Dec 31, 2021	Percent of Total	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Percent of Total
Non-interest bearing^	$ 756,118	14.5%	$596,126	$682,014	$ 632,485	$ 571,079	13.5%
NOW and other^	739,153	14.1%	670,888	704,034	702,766	664,626	15.8%
Money Market/Savings^	3,146,904	60.2%	2,896,140	2,758,957	2,734,873	2,398,525	56.9%
Time Deposits of less than $250,000	445,879	8.5%	390,289	404,437	419,556	439,101	10.4%
Time Deposits of $250,000 or more	138,730	2.7%	119,098	124,470	130,617	141,948	3.4%
Total Deposits	$5,226,784	100%	$4,672,541	$4,673,912	$4,620,297	$4,215,280	100%

Deposits Without Reclassification^	Dec 31, 2021	Percent of Total	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Percent of Total
Non-interest bearing	$1,550,381	29.6%	$1,424,208	$1,393,724	$1,328,239	$1,185,980	28.1%
NOW and other	1,771,510	33.9%	1,524,935	1,541,915	1,562,119	1,347,778	32.0%
Money Market/Savings	1,320,284	25.3%	1,214,011	1,209,366	1,179,749	1,100,473	26.1%
Time Deposits of less than $250,000	445,879	8.5%	390,289	404,437	419,556	439,101	10.4%
Time Deposits of $250,000 or more	138,730	2.7%	119,098	124,470	130,617	141,948	3.4%
Total Deposits	$5,226,784	100%	$4,672,541	$4,673,912	$4,620,297	$4,215,280	100%

ASSET QUALITY DATA	Dec 31, 2021		Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Nonaccrual loans	$ 28,013		$ 25,012	$ 27,625	$ 29,981	$ 33,774
Loans past due 90 days and over	45		456	5,834	1,079	2,692
Total nonperforming loans	28,058		25,468	33,459	31,060	36,466
Other real estate owned	2,565		2,580	3,529	5,769	5,802
Total nonperforming assets	$ 30,623		$28,048	$36,988	$36,829	$ 42,268

Nonperforming assets to total assets	0.50%		0.51%	0.67%	0.68%	0.82%
Nonperforming assets to total loans + OREO	1.03%		0.95%	1.22%	1.20%	1.35%
ACL to nonperforming loans	109.57%		127.29%	97.01%	105.16%	98.23%
ACL to total loans	1.04%		1.09%	1.07%	1.07%	1.15%

Qtr-to-date net charge-offs (recoveries)	$ 220		$ 39	$ 207	$ 3,553	$ 1,959
Annualized QTD net chg-offs (recs) to loans	0.03%		0.005%	0.03%	0.47%	0.25%
^Reclassified $794,263 to interest-bearing deposits for Dec 31, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 1,166,432	$ 5,059	1.73%	$ 986,325	$ 5,033	2.04%	$ 853,180	$ 4,017	1.88%	$ 699,585	$ 3,591	2.05%	$ 659,243	$ 3,678	2.23%
Tax-exempt securities	397,906	2,641	2.65%	377,610	2,550	2.70%	367,074	2,554	2.78%	367,322	2,590	2.82%	361,529	2,581	2.86%
Total investment
securities	1,564,338	7,700	1.97%	1,363,935	7,583	2.22%	1,220,254	6,571	2.15%	1,066,907	6,181	2.32%	1,020,772	6,259	2.45%
in other banks	634,541	18	0.01%	657,387	17	0.01%	661,069	38	0.02%	614,283	48	0.03%	404,069	41	0.04%
Loans	2,956,657	36,835	4.98%	2,983,771	37,480	5.02%	3,042,785	37,275	4.90%	3,097,145	39,613	5.12%	3,153,543	39,966	5.07%
Total Interest earning assets	5,155,536	44,553	3.46%	5,005,093	45,080	3.60%	4,924,108	43,884	3.56%	4,778,335	45,842	3.84%	4,578,384	46,266	4.04%
Other assets	508,800			506,134			534,423			558,929			557,752
Total assets	$ 5,664,336			$ 5,511,227			$ 5,458,531			$ 5,337,264			$ 5,136,136

Interest-bearing liabilities:
Deposits	$ 4,537,958	$ 2,310	0.20%	$ 4,422,690	$ 2,588	0.23%	$ 4,374,372	$ 3,315	0.30%	$ 4,172,326	$ 3,849	0.37%	$ 3,971,379	$ 4,064	0.41%
Borrowed Funds	-	-	0.00%	206	-	0.00%	3,355	52	6.20%	100,143	288	1.15%	115,430	260	0.90%
Subordinated debentures	144,684	1,818	5.03%	144,630	1,819	5.03%	144,591	1,821	5.04%	144,590	1,821	5.04%	144,676	1,823	5.04%
Total interest bearing liabilities	4,682,642	4,128	0.35%	4,567,526	4,407	0.39%	4,522,318	5,188	0.46%	4,417,059	5,958	0.54%	4,213,485	6,147	0.58%
Other liabilities	309,573			279,107			288,363			275,282			263,823
Shareholders' equity	672,121			664,594			647,850			644,923			640,828
Total liabilities and shareholders' equity	$ 5,664,336			$ 5,511,227			$ 5,458,531			$ 5,337,264			$ 5,136,136

Net interest income (FTE)*		$ 40,425	3.10%		$ 40,673	3.22%		$ 38,696	3.11%		$ 39,884	3.30%		$ 40,119	3.46%

Net interest margin (FTE)*			3.14%			3.25%			3.14%			3.34%			3.51%

Core net interest margin*			3.07%			3.15%			3.05%			3.25%			3.35%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data	Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Book value per common share	$ 32.17	$ 31.81	$ 31.40	$ 30.64	$ 30.54
Effect of intangible assets per share	8.86	8.78	8.83	8.88	8.89
Tangible book value per common share	$ 23.31	$ 23.03	$ 22.57	$ 21.76	$ 21.65

Diluted earnings per share	$ 0.75	$ 0.76	$ 0.74	$ 0.79	$ 0.72
Effect of acquisition and charter conversion charges	0.07	-	-	-	0.01
Tax on acquisition and charter conversion charges	(0.02)	-	-	-	-
Effect of bargain purchase gain and loss on sale of fixed assets	(0.06)	0.02	-	-	(0.04)
Tax on loss on sale of fixed assets	0.02	-	-	-	-
Effect of Treasury awards	-	(0.09)	-	-	(0.05)
Tax on Treasury awards	-	.02	-	-	0.01
Effect on Contributions related to Treasury awards	-	.07	-	-	-
Tax on Contributions related to Treasury awards	-	(0.02)	-	-	-
Diluted earnings per share, operating	$ 0.76	$ 0.76	$ 0.74	$ 0.79	$ 0.65

		Year to Date
		2021		2020
Diluted earnings per share		$ 3.03		$ 2.52
Effect of acquisition and charter conversion charges		0.08		0.16
Tax on acquisition and charter conversion charges		(0.02)		(0.03)
Effect of bargain purchase gain and loss on sale of fixed assets		(0.04)		(0.42)
Tax on loss on sale of fixed assets		0.01		0.01
Effect of Treasury awards		(0.09)		(0.04)
Tax on Treasury awards		0.02		0.01
Effect on Contributions related to Treasury awards		0.07		-
Tax on Contributions related to Treasury awards		(0.02)		-
Diluted earnings per share, operating		$ 3.04		$ 2.21

		Year to Date
		2021		2020
Net income available to common shareholders		$ 64,167		$ 52,505
Acquisition and charter conversion charges		1,607		3,314
Tax on acquisition and charter conversion charges		(406)		(753)
Bargain purchase gain and loss on sale of fixed assets		(903)		(8,455)
Tax on loss on sale of fixed assets		229		157
Treasury awards		(1,826)		(968)
Tax on Treasury awards		462		245
Contributions related to Treasury awards		1,400		-
Tax on Contributions related to Treasury awards		(354)		-
Net earnings available to common shareholders, operating		$ 64,376		$ 46,045

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Total average assets	A	$5,664,336	$5,504,107	$5,458,531	$5,337,264	$5,136,136
Total average earning assets	B	5,155,536	$5,005,093	$4,924,108	$4,778,335	$4,578,384

Common Equity	C	$ 672,121	$ 664,594	$ 647,850	$ 644,923	$ 640,828
Less intangible assets		171,482	185,054	186,107	187,148	189,817
Total Tangible common equity	D	$ 500,639	$ 479,540	$ 461,743	$ 457,775	$ 451,011

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Net interest income	E	$ 39,757	$ 40,028	$ 38,050	$ 39,229	$ 39,466
Tax-exempt investment income		(1,973)	(1,905)	(1,908)	(1,935)	(1,928)
Taxable investment income		2,641	2,550	2,554	2,590	2,581
Net Interest Income Fully Tax Equivalent	F	$ 40,425	$ 40,673	$ 38,696	$ 39,884	$ 40,119

Annualized Net Interest Margin	E/B	3.08%	3.20%	3.09%	3.28%	3.45%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.14%	3.25%	3.14%	3.34%	3.51%

Total Interest Income, Fully Tax Equivalent
Total Interest Income		$ 43,885	$ 44,435	$ 43,238	$ 45,187	$ 45,613
Tax-exempt investment income		(1,973)	(1,905)	(1,908)	(1,935)	(1,928)
Taxable investment income		2,641	2,550	2,554	2,590	2,581
Total Interest Income, Fully Tax Equivalent	G	$ 44,553	$ 45,080	$ 43,884	$ 45,842	$ 46,266

Yield on Average Earning Assets, Fully Tax Equivalent	G/B	3.46%	3.60%	3.56%	3.84%	4.04%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities		$ 7,032	$ 6,938	$ 5,925	$ 5,526	$ 5,606
Tax-exempt investment income		(1,973)	(1,905)	(1,908)	(1,935)	(1,928)
Taxable investment Income		2,641	2,550	2,554	2,590	2,581
Interest Income Investment Securities, Fully Tax Equivalent	H	$ 7,700	$ 7,583	$ 6,571	$ 6,181	$ 6,259

Average Investment Securities	I	$ 1,564,338	$ 1,364,431	$1,220,254	$ 1,066,907	$ 1,020,772

Yield on Investment Securities, Fully Tax Equivalent	H/I	1.97%	2.22%	2.15%	2.32%	2.45%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Net interest income (FTE)		$ 40,425	$ 40,673	$ 38,696	$ 39,884	$ 40,119
Less purchase accounting adjustments		861	1,167	1,052	1,026	1,692
Net interest income, net of purchase accounting adj	J	$ 39,564	$ 39,506	$ 37,644	$ 38,858	$ 38,427

Total average earning assets		$5,155,536	$5,005,093	$4,924,108	$4,778,335	$4,578,384
Add average balance of loan valuation discount		4,353	5,252	6,373	8,480	9,808
Avg earning assets, excluding loan valuation discount	K	$5,159,889	$5,010,345	$4,930,481	$4,786,815	$4,588,192

Core net interest margin	J/K	3.07%	3.15%	3.05%	3.25%	3.35%

		Three Months Ended
Efficiency Ratio		Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Operating Expense
Total non-interest expense		$ 30,789	$ 29,053	$ 27,452	$ 27,264	$ 27,897
Pre-tax non-operating expenses		(1,602)	(1,405)	-	-	(41)
Adjusted Operating Expense	L	$ 29,187	$ 27,648	$ 27,452	$ 27,264	$ 27,856

Operating Revenue
Net interest income, FTE		$ 40,425	$ 40,673	$ 38,696	$ 39,884	$ 40,119
Total non-interest income		9,593	9,586	8,822	9,472	10,928
Pre-tax non-operating items		(1,300)	(1,429)	-	-	(1,780
Adjusted Operating Revenue	M	$ 48,718	$ 48,830	$ 47,518	$ 49,356	$ 49,267

Efficiency Ratio, operating	L/M	59.91%	56.62%	57.77.%	55.24%	56.54%

		Three Months Ended
Return Ratios		Dec 31, 2021	Sept 30, 2021	June 30, 2021	Mar 31, 2021	Dec 31, 2020
Net income available to common shareholders	N	$ 15,791	$ 16,132	$ 15,600	$ 16,644	$ 15,335
Acquisition and charter conversion charges		1,602	5	-	-	41
Tax on acquisition and charter conversion charges		(405)	(1)	-	-	(10)
Bargain purchase gain and loss on sale of fixed assets		(1,300)	397	-	-	(812)
Tax on loss on sale of fixed assets		329	(100)	-	-	-
Treasury awards		-	(1,826)	-	-	(968)
Tax on Treasury awards		-	462	-	-	245
Charitable contributions related to Treasury awards		-	1,400	-	-	-
Tax on charitable contributions related to Treasury awards		-	(354)	-	-	-
Net earnings available to common shareholders, operating	O	$ 16,017	$ 16,115	$ 15,600	$ 16,644	$ 13,831

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes	P	$ 19,665	$ 20,561	$ 19,420	$ 21,437	$ 18,974
Acquisition and charter conversion charges		1,602	5	-	-	41
Provision for loan losses		(1,104)	-	-	-	3,523
Bargain purchase gain and loss on sale of fixed assets		(1,300)	397	-	-	-
Treasury Awards and Gains		-	(1,826)	-	-	(1,780)
Charitable contributions related to Treasury awards		-	1,400	-	-	-
Pre-Tax, Pre-Provision Operating Earnings	Q	$ 18,863	$ 20,537	$ 19,420	$ 21,437	$ 20,758

Annualized return on avg assets	N/A	1.12%	1.17%	1.14%	1.25%	1.19%
Annualized return on avg assets, oper	O/A	1.13%	1.17%	1.14%	1.25%	1.08%
Annualized pre-tax, pre-provision, oper	Q/A	1.33%	1.49%	1.42%	1.61%	1.62%
Annualized return on avg common equity, oper	O/C	9.53%	9.70%	9.63%	10.32%	8.63%
Annualized return on avg tangible common equity, operating	O/D	12.80%	13.44%	13.51%	14.54%	12.27%

Mortgage Department
Net Interest Income after provision for credit losses		$ 97	$ 92	$ 113	$ 140	$ 133
Loan fee income		1,556	1,732	2,372	3,162	3,270
Salaries and employee benefits		(1,171)	(995)	(1,165)	(1,512)	(1,329)
Other non-interest expense		(125)	(131)	(131)	(126)	(105)
Earnings before income taxes		$ 357	$ 698	$ 1,189	$ 1,664	$ 1,969

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998